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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221986

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	5,000,000	$38.25	$191,250,000.00	$23,810.63(1)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and relates to the registration statement on Form S-3 (File No. 333-221986) filed on December 11, 2017.

Filed Pursuant to Rule 424(b)(3)
Registration Number 333-221986

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 11, 2017)

5,000,000 Shares

GMS Inc.

Common Stock

        The selling stockholders identified in this prospectus supplement are offering 5,000,000 shares of common stock of GMS Inc. We are not selling any shares of common stock of GMS Inc. in this offering, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "GMS". The last reported sale price of our common stock on December 11, 2017 was $38.97 per share.

        Investing in our common stock involves risk. See "Risk Factors" on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Selling Stockholders

Per Share	$38.25	$0.20	$38.05

Total	$191,250,000.00	$1,000,000.00	$190,250,000.00

(1)
We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting."

        Delivery of the shares of common stock will be made on or about December 14, 2017.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

The date of this prospectus supplement is December 11, 2017.

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. We have not, the selling stockholders have not and the underwriter has not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf that we have referred you to. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted.

        The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business and financial condition may have changed since such date.

S-i

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part, the prospectus supplement, is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Pursuant to the accompanying prospectus dated December 11, 2017, the selling stockholders may, from time to time, offer and sell our common stock in one or more offerings or resales. This prospectus supplement describes the specific terms of this offering and also adds to and updates or supersedes information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in our common stock. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement.

        The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        Unless otherwise indicated or the context otherwise requires, all references to "the Company," "GMS," "we," "us," "our" and other similar terms refer to GMS Inc. and its subsidiaries.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

Our Company

        Founded in 1971, we are the leading North American distributor of wallboard and suspended ceilings systems, or ceilings. Our core customer is the interior contractor, who typically installs wallboard, ceilings and our other interior construction products in commercial and residential buildings. As a leading specialty distributor, we serve as a critical link between our suppliers and a highly fragmented customer base of over 20,000 contractors. Our operating model combines a national platform with a local go-to-market strategy through over 210 branches across the country. We believe this combination enables us to generate economies of scale while maintaining the high service levels, entrepreneurial culture and customer intimacy of a local business.

Our Corporate Information

        GMS Inc. is a Delaware corporation. Our principal executive office is located at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084, and our telephone number at that address is (800) 392-4619. We maintain a website at www.gms.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference in, this prospectus supplement.

 The Offering

Common stock offered by the selling stockholders	5,000,000 shares.
Common stock to be outstanding after this offering	41,030,800 shares.
Use of proceeds

The selling stockholders will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of shares of common stock offered by the selling stockholders. See "Use of Proceeds."

Dividend policy	We do not expect to pay any dividends on our common stock for the foreseeable future. See "Dividend Policy."
New York Stock Exchange symbol	"GMS"
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

        The 41,030,800 shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of December 1, 2017 and excludes:

  •
  1,990,409 shares of common stock issuable upon the exercise of options outstanding under our existing equity plans as of December 1, 2017 at a weighted average exercise price of $14.33 per share;

  •
  21,766 shares of common stock issuable upon the settlement of restricted stock units outstanding under our existing equity plans as of December 1, 2017;

  •
  2,414,484 shares of common stock reserved for future issuance under our existing equity plans; and

  •
  2,000,000 shares of common stock reserved for future issuance under our employee stock purchase plan.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks described below as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 30, 2017 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation by Reference" and "Where You Can Find More Information." The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

 Risks Relating to this Offering and Ownership of Our Common Stock

The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the public offering price.

        The trading price of our common stock could be volatile, and you can lose all or part of your investment. We cannot assure you that an active public market for our common stock will be sustained. The following factors, in addition to other factors described in this "Risk Factors" section and elsewhere in this prospectus and the documents incorporated by reference herein, may have a significant impact on the market price of our common stock:

  •
  announcements of innovations or new products or services by us or our competitors;

  •
  any adverse changes to our relationship with our customers, manufacturers or suppliers;

  •
  variations in the costs of products that we distribute;

  •
  any legal actions in which we may become involved;

  •
  announcements concerning our competitors or the building supply industry in general;

  •
  achievement of expected product sales and profitability;

  •
  manufacture, supply or distribution shortages;

  •
  adverse actions taken by regulatory agencies with respect to our services or the products we distribute;

  •
  actual or anticipated fluctuations in our quarterly or annual operating results;

  •
  changes in financial estimates or recommendations by securities analysts;

  •
  trading volume of our common stock;

  •
  sales of our common stock by us, our executive officers and directors or our stockholders (including affiliates of AEA Investors LP, which we refer to as "AEA") in the future;

  •
  general economic and market conditions and overall fluctuations in the U.S. equity markets;

  •
  changes in accounting principles; and

  •
  the loss of any of our management or key personnel.

        In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We may be subject to securities litigation, which is expensive and could divert management attention.

        Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management's attention and resources, which could adversely impact our business. Any adverse determination in litigation could also subject us to significant liabilities.

Because AEA owns a significant percentage of our common stock, it may influence major corporate decisions and its interests may conflict with the interests of other holders of our common stock.

        Upon completion of this offering, certain affiliates of AEA will beneficially own approximately 16.6% of the voting power of our outstanding common stock. As a result, AEA will be able to influence matters requiring approval by our stockholders and/or our board of directors, including the election of directors and the approval of business combinations or dispositions and other extraordinary transactions. AEA may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and may materially and adversely affect the market price of our common stock. In addition, AEA may in the future own businesses that directly compete with ours. See Item 13, "Certain Relationships and Related Party Transactions and Director Independence" in our Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on August 22, 2017, which is incorporated by reference herein.

Sales of a substantial number of shares of our common stock in the public market by us or our existing stockholders could cause our stock price to fall.

        Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In connection with this offering, we, our directors and executive officers and the selling stockholders will agree with the underwriter of this offering to enter into lock-up agreements that restrict the stockholders' ability to transfer shares of our common stock, other than in connection with this offering, for 30 days from the date of this prospectus supplement, subject to certain exceptions. As of December 1, 2017, we had 41,030,800 shares of our common stock outstanding. Of these shares, all of the 8,050,000 shares sold in our initial public offering, the 7,992,500 shares sold in the secondary offering of our common stock in February 2017 and the 5,750,000 shares sold in the secondary offering of our common stock in June 2017 are, and the 5,000,000 shares to be sold in this offering will be, immediately tradable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares held by our "affiliates," as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations of Rule 144 under the Securities Act. Approximately 7,948,913 shares are subject to the lock-up agreements described above and, subject to limitations, will become eligible for sale upon expiration of the lock-up period.

        In addition, shares issued or issuable upon exercise of options vested as of the expiration of the lock-up period will be eligible for sale at that time or, if not subject to the lock-up agreements described above, will be eligible for sale immediately following exercise of such options, except that any shares held by our "affiliates," as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations of Rule 144 under the Securities Act. As of December 1, 2017, we had outstanding options to purchase an aggregate of 1,990,409 shares of our common stock at a weighted average exercise price of $14.33 per share and 21,766 restricted stock units outstanding. The exercise of such outstanding options and settlement of such restricted stock units will result in dilution of the value of our common stock and could further depress the market price of our common stock.

        Moreover, after this offering, the selling stockholders and certain other holders of our common stock will have rights, subject to certain conditions such as the 30-day lock-up arrangement described above, to require us to file registration statements covering their shares or to include their shares in the registration statement of which this prospectus supplement forms a part. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our "affiliates" as defined in Rule 144 under the Securities Act.

        If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business. Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

        The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our stock, or provide more favorable relative recommendations about our competitors, our stock price could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

        We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of the ABL Facility, the First Lien Facility and any future debt agreements may preclude our subsidiaries from paying dividends to us which, in turn, may preclude us from paying dividends to our stockholders. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the New York Stock Exchange, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the New York Stock Exchange. These requirements place a strain on our management, systems and resources and we will continue to incur significant legal, accounting, insurance and other expenses. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of shareholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. The New York Stock Exchange requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act and the New York Stock Exchange requirements, significant resources and management oversight will be required. This may divert management's attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our common stock.

        These requirements and standards could make it significantly more expensive to obtain directors' and officers' liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to a non-public company. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by shareholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

        As a public company, we are required to comply with the SEC's rules implementing Section 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. In addition, our independent registered public accounting firm is required to provide an annual attestation report on the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002.

        During the course of preparing for our initial public offering, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses included an insufficient complement of personnel with a level of U.S. GAAP accounting knowledge commensurate with our financial reporting requirements, a lack of formal accounting policies and procedures, ineffective IT general computer controls and a lack of controls over the preparation and review of manual journal entries.

        As of April 30, 2017, we had remediated the material weaknesses associated with personnel and manual journal entries, and we are in the process of remediating the material weaknesses related to accounting policies and procedures and IT general controls. The material weaknesses related to our accounting policies and procedures and IT general controls could result in our inability to prevent or detect material misstatements in our financial statement accounts or disclosures. These deficiencies previously resulted in material adjustments to correct the consolidated financial statements of our wholly owned subsidiary, GYP Holdings III Corp., that were issued for fiscal 2013 and 2014 and could result in material misstatements to our consolidated financial statements that may not be prevented or detected.

        Our current efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses related to accounting policies and procedures and IT general controls or to prevent future material weaknesses or control deficiencies from occurring. There can be no assurance that we will not identify additional material weaknesses in our internal control over financial reporting in the future.

        If we fail to effectively remediate the material weaknesses in our control environment, if we identify future material weaknesses in our internal controls over financial reporting or if we are unable to comply with the demands that we face as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. We also could become subject to sanctions or investigations by the New York Stock Exchange, the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

Upon completion of the secondary offering of our common stock on June 7, 2017, we are no longer a "controlled company" within the meaning of the rules of the New York Stock Exchange. However, we may continue to rely on exemptions from certain corporate governance requirements during the one-year transition periods.

        Following the completion of the secondary offering of our common stock on June 7, 2017, the control group consisting of certain affiliates of AEA and certain other of our stockholders no longer controls a majority of the voting power of our outstanding common stock. Accordingly, we are no longer a "controlled company" within the meaning of the New York Stock Exchange corporate governance standards. Consequently, the New York Stock Exchange rules require that we (i) have a majority of independent directors on our board of directors within one year of the date we no longer qualified as a "controlled company"; (ii) have at least one independent director on each of the compensation and nominating/corporate governance committees on the date we no longer qualified as a "controlled company," at least a majority of independent directors on each of the compensation and nominating/corporate governance committees within 90 days of such date and the compensation and nominating/corporate governance committees composed entirely of independent directors within one year of such date and (iii) perform an annual performance evaluation of the compensation and nominating/corporate governance committees. During this transition period, we may continue to utilize the available exemptions from certain corporate governance requirements as permitted by the New York Stock Exchange rules. Accordingly, during the transition period you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the New York Stock Exchange.

        As of the date of this prospectus supplement, the audit committee of the board of directors consists entirely of independent directors and is in compliance with the rules and regulations of the SEC and the New York Stock Exchange, and we have at least a majority of independent directors on each of the compensation and nominating/corporate governance committees.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our second amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of the Delaware General Corporation Law, or DGCL, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions include:

  •
  establishing a classified board of directors such that not all members of the board are elected at one time;

  •
  allowing the total number of directors to be determined exclusively (subject to the rights of holders of any series of preferred stock to elect additional directors) by resolution of our board of directors and granting to our board the sole power (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the stockholders' agreement) to fill any vacancy on the board;

  •
  limiting the ability of stockholders to remove directors without cause;

  •
  authorizing the issuance of "blank check" preferred stock by our board of directors, without further shareholder approval, to thwart a takeover attempt;

  •
  prohibiting stockholder action by written consent (and, thus, requiring that all stockholder actions be taken at a meeting of our stockholders);

  •
  eliminating the ability of stockholders to call a special meeting of stockholders;

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at annual stockholder meetings; and

  •
  requiring the approval of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, to amend or repeal our amended and restated certificate of incorporation or bylaws.

        In addition, while we have opted out of Section 203 of the DGCL, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect certain business combinations with our Company for a three year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. See "Description of Capital Stock" in the accompanying prospectus.

        These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our Company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

Our second amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

        Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By becoming a stockholder in our Company, you will be deemed to have notice of and have consented to the provisions of our second amended and restated certificate of incorporation related to choice of forum. The choice of forum provision in our second amended and restated certificate of incorporation may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic and financial conditions;

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  our dependency upon the commercial and residential construction and residential repair and remodeling markets;

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  competition in our highly fragmented industry and the markets in which we operate;

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  the fluctuations in prices of the products we distribute;

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  the consolidation of our industry;

  •
  our inability to pursue strategic transactions and open new branches;

  •
  our inability to expand into new geographic markets;

  •
  product shortages and potential loss of relationships with key suppliers;

  •
  the seasonality of the commercial and residential construction markets;

  •
  the potential loss of any significant customers;

  •
  exposure to product liability and various other claims and litigation;

  •
  our inability to attract key employees;

  •
  rising health care costs;

  •
  the reduction of the quantity of products our customers purchase;

  •
  the credit risk from our customers;

  •
  our inability to renew leases for our facilities;

  •
  our inability to effectively manage our inventory as our sales volume increases or the prices of the products we distribute fluctuate;

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  our inability to engage in activities that may be in our best long-term interests because of restrictions in our debt agreements;

  •
  our current level of indebtedness and our potential to incur additional indebtedness;

  •
  our inability to obtain additional financing on acceptable terms, if at all;

  •
  our holding company structure;

  •
  an impairment of our goodwill;

  •
  the impact of federal, state and local regulations;

  •
  the cost of compliance with environmental, health and safety laws and other regulations;

  •
  significant increases in fuel costs or shortages in the supply of fuel;

  •
  a disruption or breach in our IT systems;

  •
  natural or man-made disruptions to our facilities; and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock in this offering.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders.

 PRICE RANGE OF COMMON STOCK

        Our common stock has been listed on the New York Stock Exchange since May 26, 2016. Our initial public offering was priced at $21.00 per share on May 25, 2016. Prior to that date, there was no public market for our stock. The following table sets forth, for the indicated periods, the high and low sales prices per share for our common stock on the New York Stock Exchange.

	High	Low
Fiscal 2017:
First quarter (starting May 26, 2016)	$26.42	$19.28
Second quarter	$25.25	$20.23
Third quarter	$31.62	$20.51
Fourth quarter	$36.76	$28.22
Fiscal 2018:
First quarter	$36.99	$27.20
Second quarter	$36.08	$27.83
Third quarter (through December 11, 2017)	$39.98	$32.97

        On December 11, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $38.97 per share. As of December 1, 2017, we had 35 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 DIVIDEND POLICY

        We do not currently expect to pay any cash dividends on our common stock for the foreseeable future. Instead, we intend to retain future earnings, if any, for the future operation and expansion of our business and the repayment of debt. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws and other factors that our board of directors may deem relevant. Our business is conducted through our subsidiaries. Dividends, distributions and other payments from, and cash generated by, our subsidiaries will be our principal sources of cash to repay indebtedness, fund operations and pay dividends. Accordingly, our ability to pay dividends to our stockholders is dependent on the earnings and distributions of funds from our subsidiaries. In addition, the covenants in the agreements governing our existing indebtedness significantly restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us. See "Risk Factors—Risks Relating to Our Business and Industry—Because we are a holding company with no operations of our own, we are financially dependent on receiving distributions from our subsidiaries and we could be harmed if such distributions could not be made in the future" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, which is incorporated by reference herein, and "Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock—Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment" in this prospectus supplement.

 SELLING STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock held by the selling stockholders as of December 1, 2017, before and after giving effect to this offering by the selling stockholders.

        Information with respect to beneficial ownership has been furnished to us by the selling stockholders listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after December 1, 2017, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 1, 2017. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 41,030,800 shares of common stock outstanding as of December 1, 2017.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. In addition, based on the information provided to us by the selling stockholders, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Each of the selling stockholders listed below acquired the shares of common stock offered hereby on April 1, 2014 in connection with the acquisition of our company by AEA, including Richard K. Mueller, who was previously a stockholder of Gypsum Management and Supply, Inc., and rolled a portion of such equity interests into shares of our common stock in connection with such acquisition. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before this Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares to be Sold in this Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
AEA(1)(2)	11,325,058	27.6%	4,500,000	6,825,058	16.6%
Richard K. Mueller(3)	562,355	1.4%	500,000	62,355	*

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
For purposes of this beneficial ownership table, we have excluded shares of common stock held of record by other parties to the stockholders' agreement or voting proxies with which AEA may be deemed to share beneficial ownership by virtue of voting provisions of such agreement or proxies. All of our stockholders prior to our initial public offering were parties to the stockholders' agreement. See "Certain Relationships and Related Party Transactions—Stockholders' Agreement" in our Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on August 22, 2017, which is incorporated by reference herein.

(2)
Represents shares of our common stock held of record by AEA GMS Holdings LP ("AEA GMS Holdings"), whose general partner is AEA GMS Holdings GP LLC ("AEA GMS Holdings GP"). The managing member of AEA GMS Holdings GP is AEA Investors Fund V LP and its other members are (i) AEA Investors Participant Fund V LP, (ii) AEA Investors QP Participant Fund V LP, (iii) AEA Investors Fund V-A LP and (iv) AEA Investors Fund V-B LP (AEA Investors Fund V LP and the entities named in clauses (i) through (iv), collectively, the "AEA

  Funds"). The AEA Funds are also limited partners of AEA GMS Holdings. The general partner of each of AEA Investors Participant Fund V LP and AEA Investors QP Participant Fund V LP is AEA Investors PF V LLC, whose sole member is AEA Investors LP. The general partner of each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP is AEA Investors Partners V LP, whose general partner is AEA Management (Cayman) Ltd. Each of AEA GMS Holdings GP, the AEA Funds, AEA Investors PF V LLC, AEA Investors Partners V LP, AEA Investors LP and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings, but each disclaims beneficial ownership of such shares. John L. Garcia, the Chairman and Chief Executive Officer of AEA Investors LP and the sole stockholder and director of AEA Management (Cayman) Ltd., may also be deemed to share beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings, but Mr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA GMS Holdings, AEA GMS Holdings GP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors PF V LLC, AEA Investors LP and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors Partners V LP and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Justin de La Chapelle is a principal of AEA, and Brian R. Hoesterey and J. Louis Sharpe are partners of AEA. Each of Messrs. de La Chapelle, Hoesterey and Sharpe serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings. For a description of our relationship with AEA, please see "Certain Relationships and Related Party Transactions" in our Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on August 22, 2017, which is incorporated by reference herein.

(3)
Represents (i) 22,855 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 1, 2017 and (ii) 539,500 shares of our common stock held of record by Second Bite Investments, LLC, of which Richard K. Mueller is the Chief Executive Officer. Mr. Mueller may be deemed to share beneficial ownership of the shares of our common stock held of record by Second Bite Investments, LLC, but Mr. Mueller disclaims beneficial ownership of such shares. Mr. Mueller is the Chairman of our board of directors and co-founded our Company in 1971. Mr. Mueller served as our Chief Executive Officer from 1990 until May 2015, and as our President from 1990 until 2013. For a description of our relationship with Mr. Mueller, please see "Certain Relationships and Related Party Transactions" in our Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on August 22, 2017, which is incorporated by reference herein.

The address for Mr. Mueller is c/o GMS Inc., 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

        The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

        This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

        As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an entity or arrangement treated as a partnership;

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

        This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

  •
  a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

  •
  a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

  •
  a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

  •
  a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

        In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that hold our common stock.

        Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

        We do not intend to pay cash dividends on our common stock for the foreseeable future. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder's adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in "Sales or Other Dispositions of Our Common Stock."

        Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

        Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a "branch profits" tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder's earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, subject to certain adjustments.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Sales or Other Dispositions of Our Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on sales or other dispositions of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the "branch profits tax" described above may also apply;

  •
  the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is "regularly traded on an established securities market" (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

        Backup withholding (currently at a rate of 28%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

        The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

        If a Non-U.S. Holder receives payments of the proceeds of sales or other dispositions of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

        The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as "FATCA") impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

 UNDERWRITING

        Morgan Stanley & Co. LLC is acting as the underwriter for this offering. The selling stockholders will enter into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	5,000,000

        The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased.

        The underwriter proposes to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $0.10 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

        The following table summarizes the compensation to be paid to the underwriter:

	Per Share	Total
Underwriting Discounts and Commissions paid by the selling stockholders	$0.20	$1,000,000.00

        We estimate that our out-of-pocket expenses for this offering will be approximately $0.8 million. We have agreed to reimburse the underwriter for expenses of approximately $25,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc., or FINRA.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement, except grants of employee stock options pursuant to the terms of our existing equity plans and issuances pursuant to the exercise of employee stock options outstanding on the date hereof. The foregoing restriction, however, will not apply to issuances by us of up to 10% of our common stock issued and outstanding on the closing date of this offering in connection with an acquisition, business combination or joint venture formation, provided that each recipient of such common stock shall execute and deliver an agreement, substantially in the form described in the following paragraph, restricting the sale or other disposition of such common stock.

        Our executive officers, directors and the selling stockholders have agreed, subject to certain exceptions, that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement.

        Nothing in the above agreements shall prevent (a) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a "Rule 10b5-1 Plan") established prior to the date of this prospectus supplement, provided that if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transaction, the undersigned shall disclose in such filing that the transaction was effectuated pursuant to a Rule 10b5-1 Plan, and (b) the establishment of a Rule 10b5-1 Plan, provided that such Rule 10b5-1 Plan (1) does not provide for any transfer of shares of our common stock during the 30 days following the date of this prospectus supplement and (2) is not required to be reported and is not voluntarily disclosed in any public report or filing with the SEC or otherwise other than general disclosure in Company periodic reports to the effect that Company directors and officers may, subject to the terms of the underwriting agreement, enter into such Rule 10b5-1 Plans from time to time.

        We and the selling stockholders have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

        Our shares of common stock are listed on the New York Stock Exchange under the symbol "GMS".

        In connection with the offering the underwriter may engage in stabilizing transactions in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriter, including its affiliates, is a full-service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and/or may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the United Kingdom

        This document and any other materials in relation to the shares described herein are only being distributed to and are only directed at persons in the UK who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are also: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This document and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a "Relevant Member State", from and including the date on which the European Union Prospectus Directive, or the Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of shares described in this prospectus supplement and accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of shares described in this prospectus supplement and accompanying prospectus may be made to the public in that Relevant Member State at any time:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall require the Company or the relevant dealer or dealers nominated by the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially subscribes for any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the relevant dealer or dealers nominated by the Company and the Company that it is a qualified investor within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

        This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for this document. The shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        This document has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or

(ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Qatar

        The shares described in this document have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This document has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This document is intended for the original recipient only and must not be provided to any other person. This document is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Debevoise & Plimpton LLP, New York, New York is acting as counsel to the underwriter.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended April 30, 2017 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Rockwise, LLC, Steven F. Kempf Building Materials, Inc., Olympia Building Supplies, LLC/Redmill, Inc., United Building Materials, Inc., and Ryan Building Materials, Inc. businesses the registrant acquired during the year ended April 30, 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering modified or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

        You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 30, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2017 and October 31, 2017, filed with the SEC on September 6, 2017 and December 7, 2017, respectively;

  •
  our Current Reports on Form 8 K, filed with the SEC on May 8, 2017, June 9, 2017, September 6, 2017 and October 20, 2017;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 22, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 23, 2016, as supplemented by the "Description of Capital Stock" included in the accompanying prospectus, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits filed as a part of the registration statement.

        Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.gms.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883

Prospectus

GMS Inc.

Common Stock

        The selling stockholders to be identified in supplements to this prospectus may, from time to time, offer and sell shares of the common stock of GMS Inc. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling stockholders and describing the method and terms and of the offering. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "GMS". The last reported sale price of our common stock on December 8, 2017 was $38.57 per share.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 filed with the Securities and Exchange Commission on June 30, 2017 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

        This prospectus has been filed on behalf of the selling stockholders to be identified in supplements to this prospectus using a continuous offering process. Under the continuous offering process, the selling stockholders may, from time to time until the registration statement is withdrawn by us or expires, sell the common stock offered pursuant to this prospectus in one or more offerings. When the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company," "GMS," "we," "us" and "our" and similar terms refer to GMS Inc. and its consolidated subsidiaries.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic and financial conditions;

  •
  our dependency upon the commercial and residential construction and residential repair and remodeling markets;

  •
  competition in our highly fragmented industry and the markets in which we operate;

  •
  the fluctuations in prices of the products we distribute;

  •
  the consolidation of our industry;

  •
  our inability to pursue strategic transactions and open new branches;

  •
  our inability to expand into new geographic markets;

  •
  product shortages and potential loss of relationships with key suppliers;

  •
  the seasonality of the commercial and residential construction markets;

  •
  the potential loss of any significant customers;

  •
  exposure to product liability and various other claims and litigation;

  •
  our inability to attract key employees;

  •
  rising health care costs;

  •
  the reduction of the quantity of products our customers purchase;

  •
  the credit risk from our customers;

  •
  our inability to renew leases for our facilities;

  •
  our inability to effectively manage our inventory as our sales volume increases or the prices of the products we distribute fluctuate;

  •
  our inability to engage in activities that may be in our best long-term interests because of restrictions in our debt agreements;

  •
  our current level of indebtedness and our potential to incur additional indebtedness;

  •
  our inability to obtain additional financing on acceptable terms, if at all;

  •
  our holding company structure;

  •
  an impairment of our goodwill;

  •
  the impact of federal, state and local regulations;

  •
  the cost of compliance with environmental, health and safety laws and other regulations;

  •
  significant increases in fuel costs or shortages in the supply of fuel;

  •
  a disruption or breach in our IT systems;

  •
  natural or man-made disruptions to our facilities; and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in Part 1, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 30, 2017, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

 OUR COMPANY

        Founded in 1971, we are the leading North American distributor of wallboard and suspended ceilings systems, or ceilings. Our core customer is the interior contractor, who typically installs wallboard, ceilings and our other interior construction products in commercial and residential buildings. As a leading specialty distributor, we serve as a critical link between our suppliers and a highly fragmented customer base of over 20,000 contractors. Our operating model combines a national platform with a local go-to-market strategy through over 210 branches across the country. We believe this combination enables us to generate economies of scale while maintaining the high service levels, entrepreneurial culture and customer intimacy of a local business.

        GMS Inc. is a Delaware corporation. Our principal executive office is located at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084, and our telephone number at that address is (800) 392-4619. We maintain a website at www.gms.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference in this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 30, 2017 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information." See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders.

 SELLING STOCKHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholder to be named in a prospectus supplement. Since we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of our common stock by any selling shareholder by filing a prospectus supplement to this prospectus with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder's shares at any time and from time to time. The selling stockholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling stockholder under this prospectus and any prospectus supplement. We will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

        The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        We will provide to the selling stockholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common stock offered hereby.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our common stock is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law, or the DGCL. See "Where You Can Find More Information".

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 1, 2017, there were 41,030,800 outstanding shares of common stock (excluding 1,990,409 shares of our common stock issuable upon exercise of outstanding stock options and 21,766 shares of our common stock issuable upon the settlement of restricted stock units) and no outstanding shares of preferred stock. As of December 1, 2017, we had 35 stockholders of record.

        The following descriptions of our capital stock, second amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

        The holders of our common stock are entitled to the following rights, preferences and privileges:

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our board of directors (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).

        In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, may have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law, our board of directors will have the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights and preferences, variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In connection with the IPO, we entered into indemnification agreements with each of our directors which, in certain cases, are broader than the specific indemnification provisions provided for under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages from a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

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  any breach of his or her duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

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  the payment of dividends or the redemption or purchase of stock in violation of the DGCL; or

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  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions of our second amended and restated certificate of incorporation, the DGCL or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        The DGCL, our second amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our second amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, may only be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the stockholders' agreement).

Furthermore, our second amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total numbers of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Stockholder Action by Written Consent; Special Meetings

        Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent. Our second amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can be called only by our chairman of the board or our board of directors.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Section 203 of the Delaware General Corporation Law

        While we have opted out of Section 203 of the DGCL, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        Our second amended and restated certificate of incorporation provides that certain affiliates of AEA Investors LP, their respective affiliates and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares presents at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class.

Exclusive Forum

        Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers or employees, (iii) any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "GMS".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

PLAN OF DISTRIBUTION

General

        The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:

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  underwritten public offerings;

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  "at the market" sales to or through market makers or into an existing market for the securities;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  privately negotiated transactions;

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  short sales (including short sales "against the box");

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  through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

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  by pledge to secure debts and other obligations;

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  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents participating in the offering;

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  the purchase price of the securities sold by the selling stockholders to any underwriter or dealer and the net proceeds expected to be received by the selling stockholders from the offering;

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  any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

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  any delayed delivery arrangements;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

        If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.

        In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

        Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders' common stock or interests therein may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

        From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder's common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

        Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.

        We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.

Indemnification

        We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2017 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Rockwise, LLC, Steven F. Kempf Building Materials, Inc., Olympia Building Supplies, LLC/Redmill, Inc., United Building Materials, Inc., and Ryan Building Materials, Inc. businesses the registrant acquired during the year ended April 30, 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 30, 2017;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2017 and October 31, 2017, filed with the SEC on September 6, 2017 and December 7, 2017, respectively;

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  our Current Reports on Form 8-K, filed with the SEC on May 8, 2017, June 9, 2017, September 6, 2017 and October 20, 2017;

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  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 22, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017; and

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  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 23, 2016, as supplemented by the "Description of Capital Stock" included in this prospectus and including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.gms.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883